UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2011

FMC Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1803 Gears Road

Houston, Texas 77067

(Address, Including Zip Code,

of Principal Executive Offices)

Registrant’s telephone number, including area code: (281) 591-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders was held on May 6, 2011, for the purpose of electing four directors, ratifying the appointment of KPMG LLP as the independent registered public accounting firm for the Company for 2011, voting on the Company’s 2011 Executive Compensation Program, voting on how often the stockholders will be asked to approve the Company’s Executive Compensation Priogram, authorizing the amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 300 million shares to 600 million shares and voting on any other business properly brought before the meeting.

All of the nominees for directors, as listed in the proxy statement, were elected by the following votes:

C. Maury Devine	For: 96,968,460 votes Against: 2,690,952 votes Abstain: 196,125 votes

John T. Gremp	For: 98,574,889 votes Against: 1,118,419 votes Abstain: 162,229 votes

Thomas M. Hamilton	For: 96,770,044 votes Against: 2,897,064 votes Abstain: 188,429 votes

Richard A. Pattarozzi	For: 97,236,793 votes Against: 2,424,108 votes Abstain: 194,636 votes

The following directors’ terms of office continued after the meeting: Mike R. Bowlin, Philip J. Burguieres, Eleazar de Carvalho, Thorleif Enger, Claire S. Farley, Peter D. Kinnear, Edward J. Mooney, Joseph H. Netherland and James M. Ringler.

The proposed ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for 2011 was approved by the following votes:

For: 94,536,010 Against: 9,510,683 Abstain: 180,040

The Company’s 2011 Executive Compensation Program was approved by the following votes:

For: 98,794,405 Against: 729,754 Abstain: 331,378

The Company’s Executive Compensation Program was approved to be voted on by the stockholders every year:

1 Year: 60,866,793 2 Years: 1,199,268 3 Years: 37,609,405 Abstain: 180,071

The amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 300 million shares to 600 million shares was approved:

For: 94,078,783 Against: 9,942,230 Abstain: 205,720

i

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

	By:	/s/ William H. Schumann, III

Dated: May 12, 2011		Name:	William H. Schumann, III
		Title:	Executive Vice President and Chief Financial Officer

ii